Exhibit 99.1
FOR IMMEDIATE RELEASE
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2011 RESULTS
— Very Strong Local Currency Sales Growth —
— Strong Growth in Operating Profit and EPS, Despite Currency Headwinds —
COLUMBUS, Ohio, USA — July 28, 2011 — Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results for 2011. Provided below are the highlights:
•	Sales in local currency increased by 11% in the quarter compared with the prior year. Reported sales increased 20%, which includes a 9% benefit from currency.

•
Net earnings per diluted share as reported (EPS) were $1.82, compared with $1.49 in the second quarter of 2010. Adjusted EPS was $1.90, a 23% increase over the prior-year amount of $1.55. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.

Second Quarter Results
Olivier Filliol, President and Chief Executive Officer, stated, “Strong performance in all product lines in Asia / Rest of World, combined with particularly robust Industrial sales in the Americas and Europe, drove sales growth in the quarter. Despite tough currency headwinds on profitability, we had strong growth in operating profit and EPS.”
EPS was $1.82, compared with the prior-year amount of $1.49. Adjusted EPS was $1.90, an increase of 23% over the prior-year amount of $1.55.
Sales were $561.1 million, an 11% increase in local currency sales, compared with $468.5 million in the prior year. Reported sales growth was 20%, which included a 9% benefit from currency. By region, local currency sales increased 9% in Europe, 9% in the Americas and 17% in Asia / Rest of World. Adjusted operating income amounted to $94.5 million, an 18% increase from the prior-year amount of $79.9 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.
Cash flow from operations was $87.0 million, compared with $74.8 million in the prior year.
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Six Month Results
EPS was $3.23, compared with the prior-year amount of $2.59. Adjusted EPS was $3.34, an increase of 25% over the prior-year amount of $2.68.
Sales were $1.060 billion, a 14% increase in local currency sales, compared with $885.2 million in the prior year. Reported sales growth was 20%, which included a 6% benefit from currency. By region, local currency sales increased 12% in Europe, 10% in the Americas and 21% in Asia / Rest of World. Adjusted operating income amounted to $168.3 million, a 20% increase from the prior-year amount of $140.4 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.
Cash flow from operations was $93.6 million, compared with $119.3 million in the prior year.
Outlook
The Company updated its outlook for 2011. Based on today’s assessment, management anticipates that local currency sales growth in 2011 will be approximately 10% and Adjusted EPS will be in the range of $7.95 to $8.05, an increase of 15% to 16%. The Company stated that Adjusted EPS guidance for 2011 is negatively impacted due to unfavorable currency rates, principally due to the strengthening of the Swiss franc versus the Euro. The Company’s previous 2011 guidance of Adjusted EPS was $7.90 to $8.00. Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items.
The Company stated that, based on its assessment of market conditions today, management anticipates that local currency sales growth in the third quarter 2011 will be in the range of 8% to 9%, while Adjusted EPS will be in the range of $1.87 to $1.93, an increase of 9% to 13%. The Company stated that Adjusted EPS guidance for third quarter 2011 is negatively impacted due to unfavorable currency rates, principally due to the strengthening of the Swiss franc versus the Euro.
While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS. EPS guidance would require an estimate of non-recurring items, which are not yet known.
Conclusion
Filliol concluded, “We are pleased with our excellent results in the first half of the year. While our sales growth rate for the remainder of the year will be affected by strong previous-year comparisons and the adverse currency situation will impact EPS, our business remains well on track. We continue to capture incremental market share by capitalizing on our sophisticated marketing programs and our strong product pipeline. As we look to the remainder of the year, we remain confident in our ability to execute on our strategies but acknowledge that the economy remains uncertain.”
Other Matters
The Company will host a conference call to discuss its quarterly results today (Thursday, July 28) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.
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METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.
Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.
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METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	June 30, 2011		% of sales	June 30, 2010	% of sales

Net sales	$561,088	(a)	100.0	$468,549	100.0
Cost of sales	264,897		47.2	221,924	47.4

Gross profit	296,191		52.8	246,625	52.6

Research and development	29,605		5.3	23,105	4.9
Selling, general and administrative	172,054		30.7	143,602	30.6
Amortization	4,325		0.8	3,565	0.8
Interest expense	5,692		1.0	4,711	1.0
Restructuring charges	1,971		0.3	1,526	0.3
Other charges (income), net	1,207		0.2	730	0.2

Earnings before taxes	81,337		14.5	69,386	14.8

Provision for taxes	21,149		3.8	18,039	3.8

Net earnings	$60,188		10.7	$51,347	11.0

Basic earnings per common share:
Net earnings	$1.88			$1.53
Weighted average number of common shares	31,997,850			33,536,105

Diluted earnings per common share:
Net earnings	$1.82			$1.49
Weighted average number of common and common equivalent shares	33,013,887			34,395,487
Note:
(a)	Local currency sales increased 11% as compared to the same period in 2010.
RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	June 30, 2011		% of sales	June 30, 2010	% of sales

Earnings before taxes	$81,337			$69,386
Amortization	4,325			3,565
Interest expense	5,692			4,711
Restructuring charges	1,971			1,526
Other charges (income), net	1,207			730

Adjusted operating income	$94,532	(b)	16.8	$79,918	17.1

Note:
(b)	Adjusted operating income increased 18% as compared to the same period in 2010.
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METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Six months ended			Six months ended
	June 30, 2011		% of sales	June 30, 2010	% of sales

Net sales	$1,059,854	(a)	100.0	$885,200	100.0
Cost of sales	502,156		47.4	420,649	47.5

Gross profit	557,698		52.6	464,551	52.5

Research and development	55,956		5.3	45,570	5.2
Selling, general and administrative	333,432		31.5	278,616	31.5
Amortization	7,947		0.7	6,946	0.8
Interest expense	11,403		1.1	9,965	1.1
Restructuring charges	2,469		0.2	1,910	0.2
Other charges (income), net	1,876		0.2	984	0.1

Earnings before taxes	144,615		13.6	120,560	13.6

Provision for taxes	37,600		3.5	31,345	3.5

Net earnings	$107,015		10.1	$89,215	10.1

Basic earnings per common share:
Net earnings	$3.33			$2.65
Weighted average number of common shares	32,144,223			33,646,640

Diluted earnings per common share:
Net earnings	$3.23			$2.59
Weighted average number of common and common equivalent shares	33,152,760			34,464,277
Note:

(a)	Local currency sales increased 14% compared to the same period in 2010.
RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Six months ended			Six months ended
	June 30, 2011		% of sales	June 30, 2010	% of sales

Earnings before taxes	$144,615			$120,560
Amortization	7,947			6,946
Interest expense	11,403			9,965
Restructuring charges	2,469			1,910
Other charges (income), net	1,876			984

Adjusted operating income	$168,310	(b)	15.9	$140,365	15.9

Note:

(b)	Adjusted operating income increased 20% compared to the same period in 2010.
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METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	June 30, 2011	December 31, 2010

Cash and cash equivalents	$328,763	$447,577
Accounts receivable, net	382,089	368,936
Inventories	268,154	217,104
Other current assets and prepaid expenses	119,163	111,278

Total current assets	1,098,169	1,144,895

Property, plant and equipment, net	416,872	364,472
Goodwill and other intangibles assets, net	561,285	539,071
Other non-current assets	264,953	234,625

Total assets	$2,341,279	$2,283,063

Short-term borrowings and maturities of long-term debt	$12,626	$10,902
Trade accounts payable	151,499	138,105
Accrued and other current liabilities	401,870	393,179

Total current liabilities	565,995	542,186

Long-term debt	621,359	670,301
Other non-current liabilities	315,520	298,992

Total liabilities	1,502,874	1,511,479

Shareholders’ equity	838,405	771,584

Total liabilities and shareholders’ equity	$2,341,279	$2,283,063

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METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010

Cash flow from operating activities:
Net earnings	$60,188	$51,347	$107,015	$89,215
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	7,471	7,018	14,854	14,465
Amortization	4,325	3,565	7,947	6,946
Deferred tax provision	(1,465)	(2,728)	(8,058)	(4,534)
Excess tax benefits from share-based payment arrangements	(2,584)	(1,798)	(4,931)	(2,718)
Other	2,047	3,094	5,207	6,138
Increase (decrease) in cash resulting from changes in operating assets and liabilities	17,047	14,266	(28,481)	9,746

Net cash provided by operating activities	87,029	74,764	93,553	119,258

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	2,254	65	2,302	102
Purchase of property, plant and equipment	(22,958)	(9,342)	(40,517)	(19,803)
Acquisitions	(931)	(29)	(15,463)	(12,557)
Other investing activities	20	—	(882)	—

Net cash used in investing activities	(21,615)	(9,306)	(54,560)	(32,258)

Cash flows from financing activities:
Proceeds from borrowings	17,659	28,292	46,443	52,143
Repayments of borrowings	(92,712)	(27,859)	(104,200)	(47,058)
Proceeds from exercise of stock options	3,520	6,379	6,583	9,384
Excess tax benefits from share-based payment arrangements	2,584	1,798	4,931	2,718
Repurchases of common stock	(57,000)	(43,613)	(114,179)	(72,794)
Other financing activities	154	(3,729)	67	(3,538)

Net cash used in financing activities	(125,795)	(38,732)	(160,355)	(59,145)

Effect of exchange rate changes on cash and cash equivalents	1,042	(1,018)	2,548	(1,295)

Net (decrease) increase in cash and cash equivalents	(59,339)	25,708	(118,814)	26,560

Cash and cash equivalents:
Beginning of period	388,102	85,883	447,577	85,031

End of period	$328,763	$111,591	$328,763	$111,591

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$87,029	$74,764	$93,553	$119,258
Excess tax benefits from share-based payment arrangements	2,584	1,798	4,931	2,718
Payments in respect of restructuring activities	1,425	2,303	2,838	6,626
Proceeds from sale of property, plant and equipment	2,254	65	2,302	102
Purchase of property, plant and equipment	(22,958)	(9,342)	(40,517)	(19,803)

Free cash flow	$70,334	$69,588	$63,107	$108,901

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METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

	Europe	Americas	Asia/RoW	Total

U.S. Dollar Sales Growth
Three Months Ended June 30, 2011	25%	10%	26%	20%
Six Months Ended June 30, 2011	22%	11%	29%	20%

Local Currency Sales Growth
Three Months Ended June 30, 2011	9%	9%	17%	11%
Six Months Ended June 30, 2011	12%	10%	21%	14%
RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Six months ended
	June 30,					June 30,
					%					%
	2011		2010		Growth	2011		2010		Growth

EPS as reported, diluted	$1.82		$1.49		22%	$3.23		$2.59		25%

Restructuring charges, net of tax	0.05	(a)	0.03	(a)		0.05	(a)	0.04	(a)
Purchased intangible amortization, net of tax	0.03	(b)	0.03	(b)		0.06	(b)	0.05	(b)

Adjusted EPS, diluted	$1.90		$1.55		23%	$3.34		$2.68		25%

Notes:

(a)	Represents the EPS impact of restructuring charges of $2.0 million ($1.5 million after tax) and $1.5 million ($1.1 million after tax) for the three months ended June 30, 2011 and 2010, respectively and $2.5 million ($1.8 million after tax) and $1.9 million ($1.4 million after tax) for the six months ended June 30, 2011 and 2010, respectively, which primarily includes severance costs.

(b)	Represents the EPS impact of purchased intangibles amortization, net of tax, of $1.0 million and $0.9 million for the three months ended June 30, 2011 and 2010, respectively and $1.9 million and $1.8 million for the six months ended June 30, 2011 and 2010, respectively.
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